(23)(i) Consent of Experts

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Glenbrook Life and Annuity Company on Form S-1 of our report dated March 1, 1996 relating to the financial statements and financial statement schedule of Glenbrook Life and Annuity Company, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 24, 1996